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Aytu BioScience (NASDAQ: AYTU) Announced 12/10/20: Aytu BioScience to Acquire Neos Therapeutics, Inc. (NASDAQ: NEOS) a ytubio.com 1

AYTU's Assertive M&A Has Created Platform to Drive Growth and Support Acquisitions

Acquired Pediatric Rx Portfolio from Cerecor	Acquired Innovus Pharmaceuticals	Planned Acquisition of Neos Therapeutics (NASDAQ: NEOS)
Closed 11/2019	**Closed 2/2020**	**Announced 12/2020***
Entered Pediatric Specialty Pharmaceutical Market	Diversified into Consumer Health with Purchase of ~$30M Portfolio	Expansion of Pediatric Footprint and Scale to **$100M in Pro Forma Revenue**

Unique opportunity to acquire assets as a consolidator in a market ripe for integration

*Announced 12/10/20; Pending S-4 filing, SEC review, & shareholder votes of both Aytu BioScience and Neos Therapeutics, and customary closing conditions

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AYTU Acquisition of Neos Therapeutics: Transaction Highlights & Strategic Rationale

- ✓ **Transaction creates highly diversified specialty pharmaceutical company with $100M of pro forma revenue**
  - Brand Marketing (10 products), Pediatric, Primary Care, and Consumer Healthcare products
- ✓ **Accelerates transformation to profitability with estimated annual cost synergies of approximately $15M by 2022**
- ✓ **Adds established, high-performing, multi-brand ADHD portfolio, expanding footprint in pediatrics and adjacent specialty areas**
  - Neos LTM revenues[(1)] of $57M million driven by growth of key ADHD brands, Adzenys® XR-ODT (amphetamine) and Cotempla® XR-ODT (methylphenidate)
- ✓ **Opportunity to leverage and further enhance Neos RxConnect, a best-in-class patient support program, for Aytu's product portfolio of clinically differentiated prescription therapeutics**
- ✓ **Broad pipeline platform anchored by lead product for sialorrhea and novel microparticle technology delivery platform**
- ✓ **Company well-positioned for continued growth through business development**

[(1)] As of September 30, 2020.

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AYTU - NEOS Merger Synergies Will Create Robust Value and Expected to Drive Profitability 4 Continued Opportunities for Synergies SG&A • Commercial efficiencies • Duplicative overhead • Support functions and technology systems Operations • Manufacturing optimization • Streamlined R&D Upwards of $15 Million Quick, efficient integration due to both companies’ management teams significant experience in mergers and acquisitions

Additional Information about the Proposed Merger Transaction and Where to Find It This communication relates to the proposed merger transaction pursuant to the terms of the Agreement and Plan of Merger, dated as of December 9, 2020, by and among Neos Therapeutics, Inc. (“Neos”), Aytu Bioscience Inc. (“Aytu”), and Neutron Acquisition Sub, Inc. In connection with the proposed merger transaction, Aytu expects to file with the United States Securities and Exchange Commission (the “SEC”) a registration statement on Form S - 4 that will include a joint proxy statement of Aytu and Neos that also constitutes a prospectus of Aytu, which joint proxy statement/prospectus will be mailed or otherwise disseminated to Aytu stockholders and Neos stockholders when it becomes available. Aytu and Neos also plan to file other relevant documents with the SEC regarding the proposed merger transaction. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER TRANSACTION. You may obtain a free copy of the joint proxy statement/prospectus and other relevant documents (if and when they become available) filed by Aytu or Neos with the SEC at the SEC’s website at www.sec.gov. Copies of the documents filed by Aytu with the SEC will be available free of charge on Aytu’s website at www.aytubio.com or by contacting Aytu’s Investor Relations at james@haydenir.com. Copies of the documents filed by Neos with the SEC will be available free of charge on Neos’ website at www. investors.neostx.com or by contacting Neos’ Investor Relations at (972) 408 - 1300. Certain Information Regarding Participants Aytu and Neos and their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed merger transaction. You can find information about Aytu’s executive officers and directors in Aytu’s definitive proxy statement filed with the SEC on March 4, 2020 in connection with Aytu’s 2020 annual meeting of stockholders. You can find information about Neos’ executive officers and directors in Neos’ definitive proxy statement filed with the SEC on April 21, 2020 in connection with Neos’ 2020 annual meeting of stockholders. Additional information regarding the interests of such potential participants will be included in the joint proxy statement/prospectus and other relevant documents filed with the SEC if and when they become available. You may obtain free copies of these documents from Aytu or Neos using the sources indicated above. 5

No Offer or Solicitation

This communication does not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor a solicitation of any vote or approval with respect to the proposed merger transaction or otherwise. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended (the “Securities Act”) and otherwise in accordance with applicable law.

Cautionary Statement Regarding Forward-Looking Statements

This communication includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. All statements other than statements of historical facts contained in this communication, are forward-looking statements. Forward-looking statements are generally written in the future tense and/or are preceded by words such as "may," "will," "should," "forecast," "could," "expect," "suggest," "believe," "estimate," "continue," "anticipate," "intend," "plan," or similar words, or the negatives of such terms or other variations on such terms or comparable terminology. All statements other than statements of historical facts contained in this presentation, are forward-looking statements, including but not limited to any statements regarding the expected timetable for completing the proposed merger transaction, the results, effects, benefits and synergies of the proposed merger transaction, future, opportunities for the combined company, future financial performance and condition, the executive and board structure of Aytu, guidance and any other statements regarding Aytu’s or Neos’ future expectations, beliefs plans, objectives, financial conditions, assumptions or future events or performance. These statements are just predictions and are subject to risks and uncertainties that could cause the actual events or results to differ materially. These risks and uncertainties include, among others: (i) the outcome of any legal proceedings that may be instituted against the companies and others related to the proposed merger transaction; (ii) unanticipated difficulties or expenditures relating to the proposed merger transaction, the response of business partners and competitors to the announcement of the proposed merger transaction, and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed merger transaction; (iii) the availability and terms of financing and capital and the general volatility of securities markets; (iv) the regulatory and commercial risks associated with introducing the COVID-19 rapid tests; (v) the accuracy of the COVID-19 rapid tests as compared to other COVID-19 tests; (vi) market acceptance of the tests; (vii) the ability to obtain FDA approval or authorization for the tests, our ability to obtain sufficient tests to meet consumer demand, if any; (viii) the manufacturers' ability to scale up manufacturing to meet customer demand, if any; (ix) reputation risks if the tests are not as effective as anticipated; (x) that the current regulatory environment continues to permit the sale of the tests; (xi) risks associated with the companies’ ability to obtain the stockholder approvals required to consummate the proposed merger transaction and the timing of the closing of the proposed merger transaction, including the risks that a condition to closing would not be satisfied within the expected timeframe or at all or that the closing of the proposed merger transaction will not occur; and (xii) those additional risks and factors discussed in reports filed with the SEC by Aytu and Neos from time to time, including those discussed under the heading “Risk Factors” in their respective most recently filed reports on Forms 10-K and 10-Q and in the other reports and documents each company files with the SEC from time to time. In addition, the forward-looking statements included in this communication represent the views of Aytu and Neos only as of the date hereof, and subsequent events and developments may cause the views of Aytu and Neos to change. However, while Aytu and Neos may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, except as may be required by law.

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7 Contact Information: Josh Disbrow Chief Executive Officer josh.disbrow@aytubio.com Investor Relations: James Carbonara Hayden IR james@haydenir.com Transfer Agent: Direct Transfer info@issuerdirect.com 877 - 481 - 4014